AMENDED AND RESTATED
MEASUREMENT SPECIALTIES, INC.
2010 EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the Measurement Specialties, Inc. 2010 Equity Incentive Plan (the “Plan”) is to enable Measurement Specialties, Inc. (the “Company”) to attract, retain, motivate and provide additional incentives to certain directors, officers, employees, consultants and advisors, whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2. Definitions

As used in the Plan:

“Award” means a grant of an Option or Restricted Stock Units under the terms of this Plan.

“Award Agreement” means the agreement between the Company and a Participant pursuant to which an Award is granted, and which specifies the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the termination of a Participant’s employment, consulting or advisory relationship with the Company or the termination of a Participant’s membership on the Board because of the occurrence of any of the following events, as determined by the Board:

(i) the Participant materially breaches or fails to perform any of his obligations as an employee or director of the Company;

(ii) the Participant conducts his duties with respect to the Company in a manner that is improper or negligent; or

(iii) the Participant fails to perform his obligations faithfully as provided in any employment agreement executed between the Company and the Participant or is otherwise terminated for “cause” as “cause” may be defined in such agreement, engages in habitual drunkenness, drug abuse, or commits a felony, fraud or willful misconduct which has resulted, or is likely to result, in material damage to the Company, or as the Board in its sole discretion may determine.

“Change in Control” means any of the following events:

(i)         a change during any 12-month period in the ownership of the capital stock of the Company, whereby a corporation, partnership, other entity, person, or group acting in concert, as described in Section 14(d)(2) of the Exchange Act holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a number of shares of capital stock of the Company, as the case may be, which constitutes more than fifty percent (50%) of the combined voting power of the Company’s then outstanding capital stock entitled to vote generally in the election of directors (the “Company Voting Stock”); or

(ii)         the consummation of any merger, consolidation, share exchange, business combination or reorganization plan involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not the persons who immediately prior to such transaction held the Company Voting Stock, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of more than 50% of the combined assets of the Company to any corporation, partnership, other entity, person, or group acting in concert, as described in Section 14(d)(2) of the Exchange Act, other than to a wholly-owned subsidiary of the Company or to any “affiliate” (as defined in Rule 12b-2 under the Exchange Act) of any of the foregoing;

provided, that the following events shall not constitute a Change in Control:

(i)           the acquisition of shares of capital stock of the Company by the Company or any of their subsidiaries or “affiliates” (as defined in Rule 12b-2 under the Exchange Act);

(ii)           the acquisition of shares of capital stock of the Company by any employee benefit plan (or trust) sponsored or maintained by the Company;

(iii)           any transfer of shares of capital stock by gift, devise or descent by a stockholder to a member of such stockholder’s family or to a trust established or maintained for the benefit of a stockholder or any member of his family; or

(iv)           the acquisition of shares of capital stock by any officer or employee of the Company pursuant to any stock option plan established by the Company.

 “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board (or any successor committee of the Board) or such other committee that is responsible for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 3 of the Plan, if any) with respect to the grant and terms of Awards under the Plan; provided, however, that (i) with respect to Awards to any employees who are officers of the Company or members of the Board for purposes of Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act, or any successor rule, (ii) with respect to Awards to any employees who are officers of the Company or members of the Board for purposes of Section 16 and who are intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) with respect to all Awards, the Committee shall be comprised of “independent” directors to the extent required by the listing requirements or rules of any stock exchange or quotation system on which the Common Stock may be listed or quoted.

“Company” means Measurement Specialties, Inc., a New Jersey corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.  “Company” shall be limited to Measurement Specialties, Inc. for purposes of the definition of “Change in Control.”

“Common Stock” or “Stock” means the common stock, no par value per share, of the Company.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code or, in the case of any employee with a written employment agreement, “Disability” shall have the meaning ascribed to such term, if so defined in such written employment agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”, with respect to Common Stock, shall be determined as follows:

(i) If the Common Stock is at the time listed on any stock exchange or quotation system, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or determined by the Board to be the primary market for the Common Stock, as such price is officially reported on such exchange or system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question as such price is quoted on the Nasdaq Global Market or successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not listed or traded on any stock exchange, quotation system or the Nasdaq System, the Fair Market Value shall be determined using a reasonable valuation method consistent with the final regulations issued under Section 409A of the Code.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is designated as such or is otherwise intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” means a member of the Board who is not an employee of the Company.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is designated as such or is otherwise not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an eligible person selected by the Board to receive an Award under the Plan.

“Plan” means the Measurement Specialties, Inc. 2010 Equity Incentive Plan.

“Restricted Stock Units” means an Award granted hereunder and stated with reference to a specified number of shares of Common Stock, which entitles the Participant to receive shares of Common Stock or cash (as determined by the Board), upon the lapse of a Restriction Period and/or subject to such other conditions and criteria (including the attainment of Performance Goals) as the Board may determine at the time of the grant of the Award.

“Restriction Period” means the period during which an Award is subject to forfeiture.  A Restriction Period shall not lapse until all conditions imposed under the particular Award Agreement, and/or this Plan, have been fully satisfied.

“Retirement” means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company.

Section 3. Administration

(a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan including, without limitation, the provisions governing participation in the Plan, to grant Awards, to determine the individuals to whom and the time or times at which Awards may be granted and to determine the terms and conditions of any Award granted hereunder. Subject to paragraph (d) of this Section 3, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

(b) Subject to the provisions of this Plan, the Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan. The Board’s decisions and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Board shall keep minutes of its actions under the Plan.

(d) The Board may condition the payment of any Award or the lapse of any Restriction Period (or any combination thereof) upon the achievement of a Performance Goal (defined below) that is established by the Board.  A “Performance Goal” shall mean an objective goal that must be met by the end of the Restriction Period specified by the Board based upon one or more of the following as applied to the Company, a subsidiary, an affiliate or a business unit thereof: (i) total stockholder return, (ii) total stockholder return as compared to total return of a publicly available index, (iii) net income, (iv) pretax earnings, (v) funds from operations, (vi) earnings before interest expense, taxes, depreciation and amortization, (vii) operating margin, (viii) earnings per share, (ix) return on equity, capital, assets and/or investment, (x) operating earnings, (xi) working capital, (xii) ratio of debt to stockholders equity, (xiii) expense reduction or containment, (xiv) revenue, or (xv) such other criteria as may be determined by the Board in its sole discretion.  In addition to the foregoing, a Performance Goal may be the Participant’s achievement of a specified period of service with the Company, its subsidiaries, or its affiliates.  The Board shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.  Before paying an Award or permitting the lapse of any Restriction Period on an Award subject to this Section, the Board shall certify in writing that the applicable Performance Goal has been satisfied.  Performance Goals for Awards to officers who are subject to the requirements and limitations of Section 162(m) of the Code, shall be established not later than ninety (90) days after the beginning of the applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code), and shall otherwise meet the requirements of said Code section, including the requirement that the outcome of the Performance Goal be substantially uncertain at the time established.

(e) Subject to any limitations specified in this Plan and to applicable legal requirements the Board shall have the authority to delegate all or any portion of the authority granted to it under this Section 3 or elsewhere under the Plan to the Committee or the Chief Executive Officer of the Company.  If such authority is so delegated by Board, the Committee or the Chief Executive Officer, as the case may be, shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority. To the extent that the Board delegates its authority as provided by this Section 3(e), all references in the Plan to the Board’s authority to grant Awards and make determinations with respect thereto shall be deemed to include the Committee or the Chief Executive Officer, as the case may be.

(f)  For purposes of accommodating or addressing the rules, laws, or regulatory requirements of local or foreign jurisdictions or qualifying for preferred tax treatment in such jurisdictions , the Committee is authorized to establish additional terms, conditions rules or procedures or to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

Section 4. Eligibility

All employees, consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the business of the Company, and all directors of the Company, shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Award or Awards granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to key employees while actually employed by the Company. Non-Employee Directors, consultants and advisors shall not be entitled to receive Incentive Stock Options under the Plan.

Section 5. Shares of Stock Available for Awards

(a)  Subject to adjustment as provided in paragraph (e) below, the total number of shares of Common Stock available for Awards under the Plan shall be 1,600,000; provided that, of such aggregate number of shares, the number of shares of Common Stock available for Awards of Restricted Stock Units shall be limited to 500,000.

(b)  The following limits (each an “Annual Award Limit”, and collectively, “Annual Award Limits”) shall, subject to adjustment as provided in paragraph (e) below, apply to grants of Awards under this Plan:

(i)           Options:  The maximum aggregate number of shares of Common Stock subject to Options which may be granted in any one year to any one Participant shall be 150,000.

(ii)           Restricted Stock Units:  The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock Units which may be granted in any one year to any one Participant shall be the Fair Market Value (determined on the date of grant) of 75,000 shares of Common Stock.

(c)  Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under this Plan.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates or is forfeited, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under this Plan.

(d)  No Option shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under the Plan, except in compliance with all applicable laws.  In this connection, it is intended generally that Awards granted under this Plan shall not constitute “non-qualified deferred compensation” as defined under Section 409A of the Code.  If, however, any Award is, or becomes, subject to any of the requirements of Section 409A of the Code, such Award, and the applicable Award Agreement, shall be interpreted and administered to be consistent with such requirements, and the Board shall be entitled, on a unilateral basis, to amend, reform, interpret and administer this Plan, such Award and such Award Agreement accordingly.

(e) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, stock split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted under the Plan to Participants, the Board shall have the right to adjust equitably any or all of (i) the number of shares of Common Stock in respect of which Awards may be granted under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Awards held by Participants, (iii) the exercise price with respect to any Awards held by Participants, (iv) the Annual Award Limits, (v) the amount and/or type of payment to be received under Awards, and, if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Awards held by a Participant, provided that the number of shares subject to any Award shall always be a whole number.

(f) In furtherance of the terms and conditions of this Plan and for purposes of clarity, the following terms and conditions shall apply to this Plan:  (i) shares of Common Stock that are tendered by a Participant to pay the exercise price of an Award made under this Plan shall not be available for future grant under this Plan;  (ii) shares of Common Stock underlying Awards made pursuant to this Plan that are withheld by the Company for tax considerations in relation to an Award shall not be available for future grant under this Plan; and (iii) this Plan does not permit the Company to use the cash proceeds from the exercise of Options to repurchase shares of Common Stock on the open market for reuse in this Plan.

Section 6. Incentive Stock Options

(a) Subject to Federal statutes then applicable and the provisions of the Plan, the Board may grant Incentive Stock Options and determine the number of shares to be covered by each such Award, the option price therefor, the term of such Award, the vesting schedule of such Award, and the other conditions and limitations applicable to the exercise of the Award. The terms and conditions of Incentive Stock Options shall be subject to and shall comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board under the Plan be so exercised, so as to disqualify, without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code. The foregoing notwithstanding, any Award that fails to be an ISO shall remain outstanding according to its terms and shall be treated by the Company as a Non-Qualified Stock Option.

(b) The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

  (c) No Incentive Stock Option shall be exercisable more than ten (10) years after the date such option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment terminates by reason of Retirement or Disability, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Incentive Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment is terminated by reason of death, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Incentive Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment shall terminate for Cause, any Incentive Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event that a Participant’s employment shall terminate for any reason other than death, Disability, Retirement or Cause, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised as set forth in the applicable Award Agreement. In the absence of a specific term, any Incentive Stock Option outstanding upon such termination of employment may be exercised at any time prior to the expiration of the term of such option or within three months following Participant’s termination of employment, whichever period is shorter.

(h) The aggregate Fair Market Value of Common Shares first becoming subject to exercise as an Incentive Stock Option by a Participant who is an employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate Fair market Value shall be determined as of the date such Option is granted.

Section 7. Non-Qualified Stock Options

(a) Subject to the provisions of the Plan, the Board may grant Non-Qualified Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule and the other conditions and limitations applicable to the exercise of the Non-Qualified Stock Options.

(b) The option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(c) No Non-Qualified Stock Option shall be exercisable more than ten (10) years after the date such option is granted.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment or engagement by the Company or membership on the Board terminates by reason of Retirement or Disability, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Non-Qualified Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability following the Participant’s termination of employment, engagement, or service, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment or engagement by the Company or membership on the Board is terminated by reason of death, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Non-Qualified Stock Option or within twelve (12) months following the Participant’s termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment or engagement by the Company or membership on the Board shall terminate for Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment or engagement by the Company or membership on the Board shall terminate for any reason other than death, Disability, Retirement or Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within three (3) months following Participant’s termination, whichever period is shorter.

Section 8. Restricted Stock Units

(a)  Subject to the provisions of the Plan, the Board may grant Awards of Restricted Stock Units and determine the number of shares to be covered by each such Award, the Restriction Period, the applicable Performance Goals, whether the Award is payable in cash or shares of Common Stock, and other conditions and limitations applicable to such Awards.

(b)  Unless otherwise provided in the applicable Award Agreement, during the Restriction Period, the Participant shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units.

(c)  The Board may condition the expiration of the Restriction Period upon: (i) the Participant’s continued service over a period of time with the Company, its subsidiaries or its affiliates, (ii) the achievement of any other Performance Goals set by the Board, or (iii) any combination of the above conditions, as specified in the Award Agreement.  If the specified conditions are not attained, the Participant shall forfeit the Award, or portion of the Award with respect to which those conditions are not attained, and the Award (including the underlying Common Stock) shall be forfeited.  Notwithstanding any provision contained herein to the contrary, the Board, in its sole discretion, may grant Restricted Stock Units that are not subject to any Restriction Period.

(d)  At the end of the Restriction Period, if all applicable conditions have been satisfied, the Participant shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is then free from restriction, or cash equal to the Fair Market Value of such shares of Common Stock, and such shares or cash shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).  The Board may, in its sole discretion, accelerate the vesting and delivery of Restricted Stock Units under circumstances determined by the Board to be appropriate.

(e)  The applicable Award Agreement shall specify the right, if any, of a Participant to receive a distribution of the Restricted Stock Unit Award as a result of, or following, the Participant’s termination of employment or engagement by the Company or membership on the Board.

Section 9.  Change in Control

(a)  In the event of a Change in Control, the Board may, on a Participant-by-Participant basis or on a broader Plan basis, take such action as the Board, in its sole discretion determines with respect to outstanding Awards.  Such action by the Committee may include, without limitation, any one or more of the following:

(i)           accelerate the vesting of outstanding Awards issued under the Plan that remain unvested;

(ii)           fully vest and/or accelerate the Restriction Period of any Awards;

(iii)           terminate or cancel Awards in exchange for cash payments and/or provide limited opportunities to exercise such Awards prior to the effectiveness of such termination or cancellation;

(iv)           require that Awards be assumed by the successor entity, or that awards for shares or other interests in the successor entity having equivalent value be substituted for such Awards; or

(v)           take such other action as the Board shall determine to be reasonable under the circumstances in order to retain the original intent of the Awards.

The application of the foregoing provisions shall be determined by the Board in its sole discretion.  Any adjustment may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.  Notwithstanding the foregoing provisions, the time for payment of any Award shall not be accelerated, and the exercisability of an Award shall not be extended to the extent such acceleration or extension would be contrary to the requirements of Section 409A of the Code, or result in the imposition of taxation and/or penalties under Section 409A of the Code.

(b)   The judgment of the Board with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

Section 10. General Provisions Applicable to Awards

(a) Each Award under the Plan shall be evidenced by an Award Agreement delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan and/or to comply with applicable tax and regulatory laws and accounting principles. For purposes of Plan interpretation the terms and conditions contained in any Award Agreement shall be deemed to have been determined by the Board at the time of grant.

(b) Each Award may be granted alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of grant or at any time thereafter.

(c) The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, or other property, and may, in its discretion, permit “cashless exercises” and “net exercises” of Options pursuant to such procedures as may be established by the Board.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the grant of the Option, (i) by means of a net exercise pursuant to procedures established by the Board, or (ii) by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or (iii) such other lawful consideration as the Board may in its sole discretion determine.

(e) No Award shall be transferable by the Participant otherwise than (to the extent permitted under the applicable Award Agreement) by will or by the laws of descent and distribution, and all Awards shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s duly appointed guardian or personal representative.

(f) The Board may at any time accelerate the vesting and exercisability or distribution of all or any portion of any Award, provided that such acceleration does not violate the provisions of Section 409A of the Code, or result in the imposition of any taxation and/or penalties under Section 409A of the Code.

(g) The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board’s sole discretion, a Participant may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Award creating the tax obligation. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i)        a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another;

(ii)       an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing; or

(iii)      unless provided otherwise by the Board, a transfer to the employment of an entity in connection with the purchase by such entity of substantially all of the assets of a business conducted by the Company or any subsidiary.

Subject to clause (iii) of this paragraph (h), employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

Section 11. Effective Date, Termination and Amendment

(a)  The Plan is effective on September 7, 2010, the date the Plan was finalized by the Company after approval by the Board on June 22, 2010, contingent, however, on approval of the Plan by the Company’s shareholders within 12 months of such date.  No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination.  Notwithstanding the foregoing, an amendment will be contingent on approval of the Company’s shareholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

(c)  The Board may amend any outstanding Award in whole or in part from time to time.  Any such amendment which the Board determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Code sections 162(m) or 409A or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant.  Additionally, the Board may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award.  In addition to the foregoing, the Board may amend, modify or terminate any outstanding Award held by a Participant, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.  Except in connection with a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

Section 12. Miscellaneous

(a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.

(b) The Board may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:  (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under applicable securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange, or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities and tax laws; or (v) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period.  Additionally, the granting, exercise, vesting or payment of an Award shall be postponed during any period that the Company or any affiliate is prohibited from doing or permitting any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any affiliate is a party.  The Company shall not be obligated by virtue of any terms and conditions of any Award Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of any law, including any securities or tax laws, or the laws of any government having jurisdiction thereof or any of the provisions hereof.  Any such postponement shall not extend the term of the Award, and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

(c) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

(d) Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(e) Nothing contained in this Plan, nor any Award granted pursuant to this Plan nor any Award Agreement, shall constitute or create any employment or other relationship, or confer upon any Participant any right to continued employment or service with the Company or any subsidiary or affiliate, nor interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment or service of any Participant at any time.

(f) Nothing contained in this Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its subsidiaries or affiliates, or their officers or other representatives or the Board, on the one hand, and the Participant, the Company, its subsidiaries or affiliates or any other person or entity, on the other.

(g) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(h) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes willful misconduct.

(i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

(j) Awards may be granted to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

Executed effective as of September 7, 2010.

MEASUREMENT SPECIALTIES, INC.

By:	/s/ Mark Thomson

Title:	Chief Financial Officer